Exhibit 99.1

23andMe announces CEO’s intention to pursue a potential take-private

SOUTH SAN FRANCISCO, Calif., April 18, 2024 (GLOBE NEWSWIRE) – 23andMe Holding Co. (Nasdaq: ME), a leading human genetics and biopharmaceutical company, has been made aware that Anne Wojcicki, Chief Executive Officer, Co-Founder, and Chair of the Board of Directors of 23andMe, is considering making a proposal to acquire all of the outstanding shares of 23andMe that she does not currently own, as she stated in an amendment dated April 17, 2024 to her Schedule 13D filing with the Securities and Exchange Commission. Ms. Wojcicki currently owns shares constituting more than 20% of the total outstanding shares and entitling her to approximately 49% of the voting power of the total outstanding shares of 23andMe. Ms. Wojcicki also indicated in her Schedule 13D filing that she wishes to maintain control of 23andMe and, therefore, will not be willing to support any alternative transaction.

The Board of Directors of 23andMe previously formed a Special Committee on March 28, 2024, comprised of independent directors, to review strategic alternatives that may be available to 23andMe to maximize shareholder value. The Special Committee will carefully review Ms. Wojcicki’s proposal when and if it is made available and evaluate it in light of other available strategic alternatives, including continuing to operate as a publicly traded company. The Special Committee is committed to acting in the best interests of 23andMe and its shareholders.

There can be no assurance that the foregoing will result in any particular outcome, and 23andMe does not intend to comment further on these matters until 23andMe determines that additional disclosure is appropriate or required by law.

The Special Committee has engaged Wells Fargo as its financial advisor and Dechert LLP as its legal advisor.

About 23andMe

23andMe is a genetics-led consumer healthcare and biopharmaceutical company empowering a healthier future. For more information, please visit www.23andMe.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.